Exhibit (a)(1)(I)(i)

Exhibit (a)(1)(I)(i)

Autodesk

Tender Offer Employee Presentation

Mark Abrahams

Vice President, Treasury

Discounted Stock Options

Discounted stock options exercised in 2006

Discounted exercised incentive stock options (ISOs)

Discounted unexercised incentive stock options (ISOs)

Discounted unexercised stock options that vested after 2004

© 2006 Autodesk

Discounted Stock Options

Discounted stock options exercised in 2006

• Participation in IRS and California Compliance Programs

• No other state tax consequences

• No issues, no action required

© 2006 Autodesk

Discounted Stock Options

Discounted exercised ISOs

• Agreement reached with IRS

• No issues, no action required

Discounted unexercised ISOs

• Additional communication provided to affected employees

Any inquiries from the Internal Revenue Service or State tax boards should be referred to the Autodesk tax department

© 2006 Autodesk

Discounted Stock Options

Discounted unexercised stock options that vested after 2004

• Autodesk proposes to amend the stock options pursuant to an offer to amend, known as the Tender Offer

• Today’s topic – Autodesk Tender Offer

© 2006 Autodesk

Discounted Stock Options

• Discounted stock options exercised in 2006

• Discounted exercised incentive stock options (ISOs)

• Discounted unexercised incentive stock options (ISOs)

• Discounted unexercised stock options that vested after 2004

© 2006 Autodesk

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Welcome

Autodesk Tender Offer Employee Presentation

Presenters: Gary P. Kaplan

Alison E. Wright

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Agenda

• Introduction

• The issue

• The solution

• What you need to do

• Questions and answers

7

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

INTRODUCTION

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Autodesk has invited Howard Rice to provide general and tax information related to the Tender Offer to help you through the process.

• Autodesk cannot provide this information itself.

– Violation of company policy regarding provision of tax advice

– Violation of Tender Offer rules

• Tender Offer is open to US and Canadian employees

– Because of the differences between US and Canadian tax law, the terms of the Tender Offer applicable to US and Canadian employees are different

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

THE ISSUE

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Issue: some of your stock options were issued at a discount

• A stock option is granted at a “discount” when the price you pay for the stock is less than the fair market value of underlying stock on the date of grant.

Fair market value $9.00

Exercise price $8.00

Discount $1.00

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Why Discounted Options Are a Problem

• A new tax law imposes a penalty tax on discounted stock options

• Penalty tax imposed annually and when you exercise your option

• State penalty tax

– Only California imposes a state penalty tax on discounted stock options

– Employees not living or working in California are not subject to a state penalty tax

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Options Discounted Options

Gain 11%

California penalty tax 20%

Gain 51%

Federal penalty tax 20%

State income tax 9%

State income tax 9%

Federal income and employment taxes 40%

Federal income and employment taxes 40%

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Discounted stock options that are subject of this presentation:

• Unexercised

• Vested (in whole or in part) on or after January 1, 2005

• All unvested stock options

• Exercise price less than the fair market value on the date of grant

• Autodesk will tell you which stock options are eligible for the Tender Offer

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

January 1, 2005

Vested in 2004 or earlier Vesting in 2005 or later

Grant Vesting Vesting Vesting date date #1 date #2 date #3

March 3, March 3, March 3, March 3, 2003 2004 2005 2006

Not subject to penalty tax Subject to penalty tax

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

THE SOLUTION

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Solution: amend through the Tender Offer the discounted stock options to increase the exercise price

• You must be an employee of Autodesk on the last day of the Tender Offer in order to participate in the Tender Offer

• To compensate you for the increase in the exercise price

– Autodesk will make a cash payment to you equal to new exercise price minus old exercise price multiplied by the number of affected options

• All other terms and conditions of your options will stay the same, including the vesting schedule

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Cash payment will be

– made with respect to all amended stock options

– vested or unvested

– regardless of when or whether the options actually vest or are exercised

– interest added from the date the options are amended to the date payment is made

– made on the first payroll date in January 2008

– made whether or not you are still an employee on the payment date

– subject to taxation

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Old exercise price $8.00

New (amended) exercise price $9.00

Cash payment (per share) $1.00

Number of affected options x 1,000

Interest $25.00

Total cash payment in Jan. 2008 $1,025.00

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

If You Elect to Participate

• Not be taxed until you exercise your option - just as you normally would

• Avoid penalty taxes

• Receive a cash payment in January 2008

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

If You Do Not Elect to Participate

• Your vested, discounted stock options will be taxed annually and when you exercise them

– You will pay tax each year based on the value of Autodesk stock on December 31, and

– You will pay tax on exercise

• You will be subject to the penalty taxes

• You will not be reimbursed by Autodesk for the tax costs

• You will not receive a cash payment

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Accept Tender Offer Do Not Accept Tender Offer

Gain $11

California penalty tax $20

Gain $51

Federal penalty tax $20

State income tax $9

State income tax $9

Federal income and employment taxes $40

Federal income and employment taxes $40

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

A CLOSER LOOK AT THE TENDER OFFER

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• The Tender Offer is Autodesk’s offer to amend your discounted stock options and make a cash payment to you.

• Autodesk cannot unilaterally amend your discounted options; you must make the choice to participate in the Tender Offer.

• You must be an employee of Autodesk on the last day of the Tender Offer in order to participate in the Tender Offer.

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• The advantages of accepting the Tender Offer are:

– Avoid the penalty taxes

– Receive a cash payment on the first payroll date in January 2008 equal to the difference between the old and new exercise prices

• Payment made with respect to all vested and unvested options that are subject to the Tender Offer

• Payment made regardless of employment status in January 2008

• Interest added

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Possible disadvantages to accepting the Tender Offer are:

– If you want to accept, you will effectively lock-up those options until the close of Tender Offer

– The cash payment will not be available until January 2008 (paid with interest)

– The cash payment may be very small

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

WHAT YOU NEED TO DO

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

How Do I Participate in the Solution

• Log on to http://zelda.autodesk.com – view Welcome page

• Review the Addendum that outlines your personal situation

• Review additional information about the Tender Offer

• Elect to accept the terms of the Tender Offer

** * * * * * * *

• If you do not elect to accept, you will be subject to penalty taxes

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• On the website you may:

– Accept the offer to amend your discounted stock options

– Review the terms of the Tender Offer

• Legal documents

• Frequently asked questions and answers

– Email Howard Rice with general tax questions

– Contact Autodesk with specific stock option questions

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• If you wish to participate in the Tender Offer, amend your discounted stock options and avoid the penalty taxes

– You must accept the offer by 9:00 PM Pacific Time on June 29, 2007

– You must take affirmative action and log-on to the website and accept the offer

– You must be an employee of Autodesk on the last day of the Tender Offer

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• Your E*TRADE account identifies the options eligible for the Tender Offer with Code S.

• Do not exercise any of the stock options with the Code S that you wish to amend under the Tender Offer until after June 29, 2007 because exercised options are not eligible for the Tender Offer and will be subject to penalty taxes

• If you exercise one option marked with the Code S, none of your discounted stock options are eligible for the Tender Offer.

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

E*TRADE FINANCIAL

Portfolios View Orders Alerts Help

Portfolios Performance & Value Positions Gains & Losses Risk Analyzer NEW Portfolio Analyzer BETA Income Estimator

Account/Watch List: Investments to Watch

Create

ADSK 43.27 +0.93 DJIA 13,326.22 +111.09 Nasdaq 2,562.22 +28.48 S&P 500 1,505.85 +14.38

Action		Grant Date	Number	Type	Status	Price	Granted	Exercisable	Pending	Estimated Market Value
Trade	Calculator	08/11/2003	S040181	Nonqual	Accepted	$7.445	800	264	0	$9,457.80
Trade	Calculator	02/09/2004	042788	Nonqual	Accepted	$13.405	1,500	494	0	$14,753.31
Trade	Calculator	05/14/2004	044420	Nonqual	Accepted	$17.365	1,350	444	0	$11,501.82
					Totals	3,650	1,202	0	$35,712.93

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• If you do nothing, you will have rejected the offer and you will be subject to the penalty taxes

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Questions & Answers

• Ask general questions on tax issues and the Tender Offer

– At today’s meeting

– Immediately following today’s meeting

– By e-mail on the Tender Offer website

• If you still have questions, we recommend that you discuss your personal tax situation with a financial, legal or tax advisor.

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• To comply with IRS rules, we hereby inform you that any Federal tax advice contained herein is not written or intended to be used, and the recipient and any subsequent reader cannot use or refer to such advice, either (i) for the purpose of avoiding any penalties asserted under the Internal Revenue Code, or (ii) in any marketing or promotional materials.

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

• These materials have been prepared by Howard Rice Nemerovski Canady Falk & Rabkin, a Professional Corporation, for informational purposes only and are not legal advice. Transmission of the information is not intended to create, and receipt does not constitute, an attorney-client relationship. Anyone viewing this presentation should consider seeking professional counsel before acting upon this information.

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Glossary

• Stock option – the right to purchase stock at a fixed price in the future

• Grant date – the date all corporate action is taken to grant an option and the number of shares and exercise price is known

• Measurement date – the new grant date determined in accordance with financial accounting standards and the internal review

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Glossary

• Exercise price – the purchase price of the stock subject to the option

• Vesting schedule – the period over which the right to exercise the option is earned

• Exercise – the purchase of the stock subject to the option by paying the exercise price

• Gain/spread – the difference between the market value of the stock on the date of exercise and the exercise price

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

Glossary

• Discounted stock option – an option the exercise price of which is less than the market value of the underlying stock on the date of grant

• Eligible option – a discounted stock option that was unvested on or after January 1, 2005 and is eligible for amendment pursuant to the Tender Offer

• Tender Offer – the legal mechanism by which Autodesk is able to amend employee stock options

• Code S – the symbol used by E*TRADE to mark discounted stock options eligible for the Tender Offer.

HOWARD

RICE

NEMEROVSKI

CANADY

FALK

& RABKIN

A Professional Corporation

Autodesk

Autodesk Tender Offer Employee Presentation

The End